                                                                   EXHIBIT 10.19

                              SECURITY AGREEMENT
                              ------------------

     This SECURITY AGREEMENT dated as of January 9, 1998 (this "Agreement") is by and between TOWER AIR, INC., a Delaware corporation ("Debtor"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (together with its successors and assigns, the "Secured Party").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Debtor is the owner of the twelve (12) Pratt & Whitney JT9D engines described herein and desires to have Secured Party provide it with a loan on the terms provided herein, the proceeds of which will be applied to refinance the indebtedness currently existing with respect to certain engines and for other corporate purposes; and

     WHEREAS, Secured Party has required as a condition to the making of its initial Loan (as defined below) that Debtor grant to Secured Party a security interest in the Collateral (as defined below) to secure Debtor's obligations to Secured Party in connection with the Note (as defined below); and

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Definitions.  The following definitions apply to the Agreement:
          -----------

          a. "AAR FAA Releases" means collectively, all necessary or desirable documentation to reflect, for FAA recording purposes, the release by AAR Engine Group, Inc. of its security interest in certain of the Engines, in each case in form necessary to file such release with the FAA.

          b. "Aggregate Original Amount" has the meaning specified in Article 2(b).

          c. "Business Day" means any day other than a day on which banking institutions in Chicago, Illinois or New York City, New York are authorized by law to close.

          d. "Closing Date" means the date on which the conditions precedent specified in Article 4 herein have been satisfied (or waived in writing by Secured Party) and Secured Party has made the initial Loan.

          e. "Collateral" means (i) each Engine, (ii) all Parts of whatever nature, which are from time to time incorporated or installed in or attached to the Engines (including any QEC related thereto), whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines, (iii) all Engine Documents, (iv) all insurance policies relating to the Engines, (v) all right, title, interest, claims and demands of Debtor, in to and under any purchase agreement, any bills of sale and any other agreement to which Debtor is now or may hereafter be a party, with respect to the Engines or any other Collateral, together with all rights, powers, privileges, licenses, easements, options and other benefits of the Debtor under each purchase agreement, bill of sale or any other agreement or contract, (vi) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Security Agreement, including all payments or proceeds as the result of the sale, lease or other disposition thereof, (vii) the Other Collateral, and (viii) all proceeds of the foregoing.

          f. "Default" means an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

          g. "Documents" means this Agreement (and any supplements hereto), the Note, the Other Security Agreements and any other documents entered into in connection with the transactions contemplated hereby or under the Other Security Agreements.

          h. "Drawdown Date" means, with respect to each advance under the Loan to be made hereunder, the date the Secured Party advances such Loan to Debtor, the first such advance to take place on the Closing Date and any subsequent advances to take place upon satisfaction (or waiver in writing by Secured Party) of the conditions specified in Article 5 hereof.

          i. "Engine" means and includes (i) each of the (A) three (3) Pratt & Whitney Model JT9D-7J engines; (B) eight (8) Pratt & Whitney Model JT9D-7A engines; and (C) one (1) Pratt & Whitney Model JT9D-7Q secured hereby as more particularly described in a security agreement supplement in substantially the form of Attachment 1 hereto (which has 750 or more rated take-off horsepower or the equivalent thereof) and (ii) any and all Parts related thereto.

          j. "Engine Documents" means all books, manuals, logs, records, writings, data, information and other like property relating to the Engines or any Part (including, without limitation, any warranties and all such logs, manuals, data and records required to be maintained by the FAA or by the applicable regulatory agency or body or any manufacturer or supplier).

          k.   "Engine Original Amount" has the meaning specified on Attachment
               3.

          l.   "Event of Default" has the meaning specified in Article 11.

          m. "Event of Loss" means, with respect to any Engine, any of the following events with respect to such property: (i) the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property; (iv) the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority, which in the case of any requisition of use of such property referred to in such clause
               (iv) shall have resulted in the loss of possession of such property by Debtor for a period in excess of thirty (30) consecutive days; and (v) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body asserting jurisdiction over such property, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of thirty
               (30) consecutive days.

          n. "Event of Loss Prepayment Fee" has the meaning specified in Attachment 3.

          o. "FAA" or "Federal Aviation Administration" means the Federal Aviation Administration of the United States of America and any successor governmental authority.

          p. "Federal Aviation Act" means the Sections of Title 49 of the United States Code relating to aviation, as amended.

          q. "Interest Period" means, with respect to the Note, successive periods commencing on (and including) the applicable Drawdown Date with respect to such Note to (but excluding) the immediately following Payment Date and thereafter from (and including) such Payment Date to (but excluding) the immediately following Payment Date.

          r.   "Interest Rate" has the meaning specified in Attachment 3.

          s. "Lien" means any mortgage, charge, pledge, security interest, hypothecation, assignment, claim, right, deposit arrangement, right or possession or detention, right of set-off (but excluding any right of set-off, consolidation, merger or combination of accounts arising in favor of a bank by operation of law), encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          t.   "Loan" has the meaning specified in Article 2(a) hereof.

          u.   "Loan Fee" has the meaning specified in Attachment 3.

          v.   "Margin" has the meaning specified in Attachment 3.

          w.   "Maturity Date" has the meaning specified in Attachment 3.

          x. "Maximum Aggregate Original Amount" has the meaning specified in Attachment 3.

          y. "Maximum Original Amount" means, with respect to any applicable Engine, the amount specified as such in Attachment 3.

          z. "Note" means that certain promissory note dated the date hereof and executed by Debtor to Secured Party, the form of which is attached hereto as Attachment 2, and any replacement Note issued in exchange or replacement therefor pursuant to the provisions hereof.

          aa. "Obligations" means (a) the amount of principal and interest (if any) and the Prepayment Fee (if any) and all other amounts due and owing, from time to time, on the Note (including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) outstanding from time to time; (b) any and all other obligations and liabilities any time due and owing from or required to be paid by Debtor now existing or hereinafter incurred which may arise under, out of, or in connection with, this Agreement or any other Document; (c) any expenses (including, but not

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               limited to, reasonable attorneys fees) incurred by Secured Party in enforcing its rights hereunder; and (d) any other covenants, duties, agreements and obligations of Debtor to Secured Party hereunder or under any other Document.

          bb. "Other Collateral" means, with respect to any Other Security Agreement, the "Collateral" described under such Other Security Agreement.

          cc. "Other Security Agreement" means any other agreement pursuant to which Secured Party provides Debtor with a loan secured by, among other things, the Other Collateral.

          dd.  "Overdue Rate" has the meaning specified in Attachment 3.

          ee. "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, quick engine change kits and other equipment of whatever nature (other than complete Engines or Engine) which are from time to time incorporated or installed in or attached to any Engine or which have been removed therefrom but where title to which remains vested in the Debtor.

          ff.  "Payment Date" has the meaning specified in Attachment 3.

          gg. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture governmental authority or other entity of whatever nature.

          hh.  "Prepayment Fee" has the meaning specified in Attachment 3.

          ii.  "Prime Rate" has the meaning specified in Article 2(d) hereof.

          jj. "Principal Amount" with respect to the Note, means the aggregate amount of principal unpaid from time to time under the Note.

          kk. "UCC" means Uniform Commercial Code as enacted in the State of Illinois, as amended at the time in question.

     2.   Amount and Terms of Loan.
          ------------------------

          (a)  Loan.  Subject to the terms and conditions hereof, Secured Party
               ----
agrees to make a loan in the maximum aggregate principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) (the "Loan") in one or more advances to Debtor on such dates as Debtor may specify in writing to Secured Party (each, a "Drawdown Date"), which advances shall under no circumstances exceed an aggregate principal amount equal to the Maximum Aggregate Original Amount or, unless otherwise agreed in writing by Secured Party, be advanced after February 28, 1998 (the "Commitment Cut-off Date"). Debtor agrees to provide the Secured Party with a written request for any drawdown of the Loan hereunder (a "Request for Drawdown") at least three (3) Business Days prior to the proposed Drawdown Date, which notice shall specify the proposed Drawdown Date and the principal amount to be advanced on such date; provided however that (i) the principal amount of the amount to be advanced on any Drawdown Date shall not exceed the Maximum Original Amount with respect to the applicable Engine or, together with all other amounts advanced on prior Drawdown Dates, exceed the Maximum Aggregate Original Amount; (ii) each advance shall amortize over the remaining Payment Dates and mature on the Maturity Date; (iii) the Loan shall not be advanced in more than four fundings; and (iv) no amount shall, unless otherwise agreed in writing by Secured Party, be advanced after the Commitment Cut-off Date. In order to induce the Secured Party to make its Loan available hereunder, the Debtor has agreed to pay the Secured Party a fee equal to the Loan Fee. Whether or not the transactions contemplated hereby shall be consummated on the Closing Date, the Debtor agrees that the Loan Fee will be earned by the Secured Party as a processing fee; provided, however, that if the transactions contemplated
                  --------  -------
hereby shall fail to be consummated solely on the Closing Date due to Secured Party's failure to provide the initial advance after satisfaction of all other conditions precedent set forth herein, Secured Party agrees to refund the Loan Fee less an amount equal to the costs and expenses (including, without limitation, legal fees and expenses and the fees of the appraiser who prepared the appraisal referred to in Articles 4(t) and 5(h) hereof) incurred by the Secured Party in connection with the negotiation and documentation of the transactions contemplated hereby.

          (b)  Note.  On the Closing Date, Debtor will furnish to Secured Party
               ----
the Note substantially in the form of Attachment 2 hereto, dated the Closing Date and in an amount equal to the initial loan advance which will be made on the Closing Date. Debtor hereby agrees to execute and deliver to Secured Party, on each subsequent Drawdown Date, a replacement Note in an aggregate principal amount equal to the sum of all loan advances made on or prior to such Drawdown Date. The Note issued on the final Drawdown Date shall be in an aggregate principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) ("Aggregate Original Amount"). Secured Party is hereby authorized to record the date and amount of each payment applied to principal and interest on the Note on the schedule annexed to and constituting a part of the Note, and any such recordation shall constitute prima facie (but not conclusive) evidence of the accuracy of the
           -----------
information so recorded. No failure to make any such notations shall affect the validity of Debtor's obligations to repay the full unpaid principal amount of the Note or the duties of Debtor hereunder or thereunder. The Note shall be stated to be repaid in consecutive monthly principal installments commencing on the 1st day of the month immediately succeeding the Closing Date and thereafter on the 1st day of each month through (and including) the Maturity Date (each, a

"Payment Date"). Accrued and unpaid interest with respect to the Note shall be due and payable on each Payment Date..

          (c)  Prepayments.
               -----------

               (i) Debtor may prepay all (but not less than all) of the Note by payment of 100% of the outstanding Principal Amount of the Note and accrued interest thereon to the date of such prepayment plus the Prepayment Fee, together with all other amounts due hereunder and under the Note and the other Documents; provided, that Debtor will provide Secured Party at
                          --------
     least 30 days' prior irrevocable written notice of any such prepayment (which notice shall specify the date of prepayment and the principal, interest and Prepayment Fee to be paid on such date).

               (ii) If an Event of Loss with respect to any Engine shall occur, then on the date on which Debtor is required to make payment of the amounts specified in Article 10 hereof, Debtor shall prepay a portion of the outstanding Principal Amount of the Note by payment to the Secured Party of the amounts specified in Article 10 hereof.

               (iii) Debtor shall pay, with respect to the Note, the principal amount of the Note on the dates and in the amounts set forth in Annex A to the Note.

               (iv) As used herein, "Prepayment Fee" means either (A) with respect to any prepayment of a portion of the Note due solely to an Event of Loss with respect to an Engine, an amount equal to the Event of Loss Prepayment Fee or (B) with respect to any other prepayment of the Note, an amount equal to the Prepayment Fee specified as such on Attachment 3.

               (v) Amounts prepaid on account of the Loan may not be reborrowed.

               (vi) The Note may not be prepaid in whole or in part except in accordance with this Article 2(c) or in connection with the exercise of remedies by Secured Party hereunder.

          (d) Interest Rate and Payment Dates.  (a) Amounts advanced pursuant to
              -------------------------------
this Agreement shall bear interest at a rate with respect to each Interest Period equal to the lesser of (a) as of any date of determination, the highest published prime rate which appears in the Money Rates section of The Wall Street
                                                                 ---------------
Journal on the applicable Drawdown Date (with respect to the first Interest
-------
Period) and three Business Days prior to each Payment Date (with respect to each subsequent Interest Period) (the "Prime Rate") plus the Margin and (b) the maximum rate allowed under applicable law (the "Interest Rate") on the unpaid principal amount thereof from time to time outstanding, payable in arrears on each Payment Date until the Maturity Date, provided, however such interest rate is subject to adjustment pursuant to Article 7(e) hereof. In the event that a court determines that Secured Party has received interest hereunder in excess of the maximum amount permitted by law, (i) Secured Party shall apply such excess to any unpaid principal owed by Debtor to Secured Party or, if the amount of such excess exceeds the unpaid balance of such principal, Secured Party shall promptly refund such excess interest to the Debtor and (ii) the provisions hereof shall be deemed amended to provided for such permissible rate. All sums paid, or agreed to be paid, by Debtor which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

     Notwithstanding the foregoing, the final payment made under the Note shall be in an amount sufficient to discharge in full the unpaid principal amount, and all accrued and unpaid interest on, and any other amounts due under, the Note and the other Documents. Debtor shall pay Secured Party, on demand, interest at Overdue Rate on any part of the principal amount, Prepayment Fee, if any, and to the extent permitted by applicable law, interest and any other amounts payable hereunder or under the Note or any other Document not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether stated maturity, by acceleration or otherwise).

     Each payment made by Debtor under the Note shall be distributed as follows:

            First, so much of such funds as shall be required for the purpose
            -----
     shall be distributed and paid to Secured Party to pay any fees, costs, charges, or expenses (including interest on overdue amounts and Prepayment Fee, if any) due and payable to Secured Party hereunder or under any other Document;

            Second, if any amounts shall remain after satisfying the amounts
            ------
     specified in clause First, above, so much of such funds as shall be
                         -----
     required for the purpose shall be distributed and paid to Secured Party to pay in full the aggregate amount of interest and Prepayment Fee, if any, then due under the Note;

            Third, if any amounts shall remain after satisfying the amounts
            -----
     specified in clauses First and Second above, such remaining amounts shall
                          -----     ------
     to the extent available be applied to pay the due and owing principal payments under the Note; and

            Fourth, if any amounts shall remain after satisfying the amounts
            ------
     specified in clauses, First, Second, and Third above, so much of such funds
                           -----  ------      -----
     as shall be required for the purpose shall be distributed and paid to Secured Party to pay in full all other amounts due and owing to such party hereunder or under any other Document on a pro rata basis.

            (e) Payments.  All payments (including prepayments) to be made by
                --------
Debtor hereunder, under the Note, and under any other Document, whether on account of principal, interest, fees or otherwise, shall be made without set-off, counterclaim or withholding of any kind by wire transfer of good, unrestricted and immediately available bank funds to Secured party's account number 55-41948, ABA #071000013, Reference: Transamerica Equipment Finance and Leasing, Attention: Tim Milazzo, at The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670 (or such other accounts as Secured Party may specify to Debtor) and shall be made prior to 12:00 Noon, Chicago time, on the due date thereof. If any payment hereunder becomes due and payable on a day other than a Business Day, then such payment shall be made on next succeeding Business Day and if such payment is made on the next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension; provided, however, that any such "extension day" shall be included in the interest calculation in connection with the next payment under the Note.

            (f) Mutilation, Destruction, Loss or Theft. If the Note shall become
                --------------------------------------
mutilated, destroyed, lost or stolen, Debtor shall, upon the written request and at the expense of Secured Party execute and deliver to Secured Party, in replacement thereof, a new Note in the same face amount and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to Debtor. If the Note being replaced has been destroyed, lost or stolen, Secured Party shall furnish to Debtor such security or indemnity as may reasonably be required by it to save it harmless and evidence reasonably satisfactory to Debtor of the destruction, loss or theft of such Note and the ownership thereof; provided, however, that if Secured Party is Transamerica Business Credit Corporation or any institutional investor, the written undertaking of such holder delivered to Debtor shall be sufficient security and indemnity.

     3.     Security Interest.  In order to secure the full and complete payment
            -----------------
and performance of the Obligations when due, and in consideration of the premises and of the premises and of the covenants herein and in the other Documents, Debtor hereby grants, transfers, assigns, bargains, sells, conveys, mortgages, hypothecates and pledges to Secured Party a valid and perfected first priority security interest in and Lien on all right, title and interest of Debtor in and to the Collateral. The Lien granted by this Agreement is granted as security only and shall not offset or modify any Obligations of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto and the Secured Party shall have no obligation or liability by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated to perform or fulfill any obligations of Debtor under any other Document.

     Debtor hereby constitutes the Secured Party the true and lawful attorney of Debtor, irrevocably, coupled with an interest and with full power of substitution, and with full power (in the name of Debtor or otherwise) to ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to be come due under or arising out of any agreement assigned or pledged hereunder and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection there with and to file any claims or to take any action or to institute any proceedings which the Secured Party may deem to be necessary or advisable in the circumstances. Without limiting the provisions of the foregoing and subject to the terms hereof, the Secured Party shall have the right under such power of attorney to sue for, compound and give acquittance for, to accept any offer of any purchaser to purchase the Engines as provided herein and upon such purchase to execute and deliver in the name of and on behalf of Debtor an appropriate bill of sale and other instruments of transfer relating to the Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Debtor or otherwise, which the Secured Party may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to such rents and other sums and the security intended to be afforded hereby.

     It is hereby further agreed that any and all property described or referred to in the definition of Collateral which is hereafter acquired by Debtor shall ipso facto, and without any further conveyance, assignment or act on the part of Debtor or the Secured Party, become and be subject to the Lien and security interest herein granted as fully and completely as though specifically described herein.

     4.   Conditions Precedent to Closing Date.  The agreement of Secured Party
          ------------------------------------
to make the initial Loan to Debtor and to enter into this Agreement and each of the other Documents to which it is a party on the Closing Date is subject to the satisfaction (or written waiver by Secured Party) of the following conditions precedent:

          (a) Secured Party shall have received each of the following documents, duly authorized, executed and delivered by all parties thereto, in form and substance satisfactory to the Secured Party:

              (i) this Agreement and the Supplement hereto dated the Closing Date; and

              (ii)  the Note;

          (b) the Secured Party shall have received a duly executed officer's incumbency certificate of Debtor, in form and substance satisfactory to the Secured Party;

          (c) the Secured Party shall have received independent insurance certificates and broker's undertaker letter, in form and substance satisfactory to the Secured Party relating to the Engines;

          (d) the Secured Party each shall have received true and complete copies of (i) the Articles of Incorporation of Debtor; (ii) the By-laws of Debtor; (iii) the resolutions of the Board of Directors or other competent authority of Debtor with respect to the due authorization of the transactions contemplated by this Agreement and the other Operative Documents; and (iv) good standing certificates for Debtor in the States of Delaware and New York, certified by the Secretary of Debtor;

          (e) the Secured Party shall have received the legal opinions of (i) Hewes, Gelband, Lambert & Dann, counsel to Debtor and (ii) Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, in each case, in form and substance satisfactory to the Secured Party and addressed to the Secured Party;

          (f) Debtor shall provide Secured Party with a copy of the servicing agreement between Debtor and GE Aircraft Engine Services with respect to Engine bearing manufacturer serial number 662338;

          (g) the Secured Party shall have received a copy, certified as true and correct by an officer of Debtor of each approval and consent, if any, of any governmental or other regulatory authorities in the United States, which are necessary for the execution, performance and delivery of each of the Documents by each of the parties thereto;

          (h) the Secured Party shall have received evidence satisfactory to it that the Engines and all other Mortgaged Property are the property of Debtor free and clear of all Liens and adverse claims or rights and that the Secured Party has, or will on the Closing Date have, a first priority perfected Lien therein;

          (i) no Default or Event of Default shall have occurred and be continuing and no Event of Loss or event which, with the passage of time or the giving of notice or both, would constitute an Event of Loss with respect to any Engine shall have occurred;

          (j) no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency pertaining in any way to the Engines or the transactions contemplated by this Agreement;

          (k) there shall not have been, in the opinion of the Secured Party, any material adverse change in the business, operations, property or condition (financial or other) of Debtor;

          (l) the representations and warranties made by Debtor in this Agreement and each other Document shall be true and correct on and as of the Closing Date and the Debtor shall provide a certificate of an appropriate officer of Debtor to such effect;

          (m) on the Closing Date, the following statements shall be true and the Secured Party shall have received evidence satisfactory to it to the effect that:

              (i) Debtor has authority to operate the Engines and the aircraft on which the Engines are installed; and

              (ii) this Agreement and the Supplement have been duly filed with the FAA for recordation;

          (n) a Uniform Commercial Code financing statement or statements covering all the security interests created by this Agreement shall have been executed and delivered by Debtor, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Secured Party shall have been executed and delivered by Debtor and duly filed;

          (o) the Secured Party shall have received evidence satisfactory to it that (i) the AAR FAA Releases have been duly executed and delivered by the parties thereto, (ii) any other Liens with respect to the Engines shall have been released and (iii) any other necessary release documentation shall have been filed with the FAA or other applicable agency.

          (p) all appropriate action required to have been taken prior to such Drawdown Date by the Federal Aviation Administration or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated hereby shall have been taken and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Drawdown Date in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the date hereof and on such Drawdown Date;

          (q) Secured Party shall have received proof of ownership, satisfactory to Secured Party, from Debtor as to Debtor's ownership of the Engines, including bills of sale for such Engines;

          (r) Secured Party shall have received the current engine status reports for each Engine, certified by a vice president of quality assurance of Debtor as being "true, accurate and correct";

          (s) the Secured Party shall have received an appraisal and inspection report;

          (t) Secured Party shall have received the Loan Fee; and

          (u) the Secured Party shall have received such further documents, instruments and agreements as it shall reasonably require in connection with the transactions contemplated by the Documents.

     5.   Conditions Precedent to Subsequent Drawdown Dates.  The agreement of
          --------------------------------------------------
Secured Party to make subsequent advances of the Loan to Debtor is subject to the satisfaction (or written waiver by Secured Party) of the following conditions precedent:

          (a) Secured Party shall have received a certificate signed by an Officer of Debtor stating that the maintenance work to be performed in connection with such advance has been performed and that Debtor has irrevocably accepted such work and that either (i) all amounts to be paid by Debtor in connection with such maintenance have been paid or (ii) such financing has been obtained from such maintenance provider without the granting of any Lien by Debtor to such maintenance provider;

          (b) Secured Party shall have received from any maintenance provider providing maintenance in connection with such advance a letter stating that all such maintenance has been completed and accepted as satisfactory by Debtor and that any amounts due from Debtor have been either (i) paid in full or (ii) are subject to a financing agreement between Debtor and such maintenance provider and, if subject to a financing agreement, the maintenance provider has not and shall not obtain a Lien on the relevant Engine;

          (c) no Default or Event of Default shall have occurred and be continuing and no Event of Loss or event which, with the passage of time or the giving of notice or both, would constitute an Event of Loss with respect to any Engine shall have occurred;

          (d) no action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency pertaining in any way to the Engines or the transactions contemplated by this Agreement;

          (e) there shall not have been, in the opinion of the Secured Party, any material adverse change in the business, operations, property or condition (financial or other) of Debtor;

          (f) the representations and warranties made by Debtor in this Agreement and each other Document shall be true and correct on and as of the Closing Date and the Debtor shall provide a certificate of an appropriate officer of Debtor to such effect;

          (g) all appropriate action required to have been taken prior to such Drawdown Date by the Federal Aviation Administration or any governmental or political agency; subdivision or instrumentality of the United States in connection with the transactions contemplated hereby shall have been taken and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Drawdown Date in connection with the transactions contemplated hereby shall have been issued, and all such order, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the date hereof and on such Drawdown Date;

          (h) the Secured Party shall have received an appraisal and such appraisal, if required, shall be in form and substance (including, without limitation, the values set forth in such appraisal) satisfactory to Secured Party and evidence of the satisfactory completion of the maintenance work being performed with respect to one or more of the Engines bearing manufacturer serial numbers 662323, 686106 or 702083;

          (i) the Secured Party shall have received a letter from Debtor setting forth the payee and its wire transfer instructions;

          (j) the Secured Party shall have received a Note, substantially in the form of Attachment 2 hereto, duly executed, authorized and delivered by Debtor in favor of Secured Party and in an aggregate principal amount equal to the sum of all advances made on or prior to such Drawdown Date; and

          (k) the Secured Party shall have received such further documents, instruments and agreements as it shall reasonably require in connection with the transactions contemplated by the Documents.

     6.   Representations and Warranties of Debtor  Debtor represents and
          ----------------------------------------
warrants to Secured Party as of the date hereof and each Drawdown Date that:

          (a) It has (i) good and marketable title to the Collateral, free and clear of all Liens, charges, mortgages, and encumbrances except for the Lien granted hereby; (ii) full power and authority to give, sell, transfer, convey, mortgage, and grant the Lien in the Collateral as herein provided; and (iii) obtained any and all consents necessary to create the Lien in the Collateral granted pursuant to this Agreement.

          (b) The Documents have been duly authorized, executed and delivered by Debtor and constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

          (c) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority, and the legal right, to conduct the business in which it is currently engaged, (iii) is in compliance with its organizational documents, (iv) is in compliance with all laws, treaties, rules, regulations and determinations of any arbitrator, court or governmental authority applicable to or binding upon it and holds all licenses, certificates, approvals and permits from the Federal governmental authorities of the United States to use and operate the Engines in accordance with this Agreement and applicable law and (v) is a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Act holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Section 44705 of the Federal Aviation Act for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

          (d) It has the power and authority to make, deliver and perform the transactions contemplated in the Documents. No consent or authorization of, filing with or notice to or approval or other act by or in respect of any governmental authority is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of the Documents except the filing of this Agreement (and any supplements hereto) with the FAA and any necessary or relevant UCC Filings.

          (e) The execution, delivery and performance of the Documents, the borrowings hereunder and the use of the proceeds thereof and the creation of the Liens under the Documents will not violate any laws, treaties, rules, regulations and determinations of any arbitrator, court or governmental authority applicable to or binding upon it or any lease, mortgage or other contract binding on Debtor or the organizational documents of Debtor and to the best of Debtor's knowledge will not result in, or require, the creation or imposition of any Lien on any of its or its properties or revenues.

          (f) No event has occurred which constitutes, or with the giving of notice and/or the passage of time and/or a relevant determination would constitute, a contravention of, or default under, any lease, montage or other contract binding on Debtor. No Default or Event of Default has occurred or will occur as a result of the consummation of the transactions contemplated hereby.

          (g) There is no pending or, to the best of Debtor's knowledge, threatened action or proceeding affecting Debtor before any court, tribunal, governmental agency or arbitrator which may adversely affect the financial condition or operations of Debtor or the ability of Debtor to perform its obligations under the Documents or the Engines or any other Collateral.

          (h) The chief executive office and principal place of business (as such terms are defined in the UCC) of Debtor are located at Hangar 17, JFK International Airport, Jamaica, NY 11430.

          (i) The Secured Party is entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the right to repossess the Engines and Parts.

     7.   Covenants.  So long as the Obligations are, or any part thereof is,
          ---------
outstanding, Debtor hereby covenants that, at its own cost and expense:

          (a) Debtor shall make due and punctual payment of the principal and interest and Prepayment Fee, if any, on the Note and perform all covenants and agreements hereunder.

          (b) Debtor shall not permit the Collateral to become subject to any Lien of any kind or character other than the Lien granted herein and it will promptly at its own expense, take such action as may be necessary duly to discharge any such Lien with respect to the Collateral and it will indemnify and hold harmless the Secured Party against any and all liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred or suffered in connection with the existence of such Lien or the removal thereof.

          (c) Debtor shall promptly notify Secured Party of any claim, action or proceeding affecting title to all or any portion of the Collateral, or the Lien granted hereby, and at the request of Secured Party appear in and defend, at Debtor's expense, any such action or proceeding.

          (d) Debtor shall keep the Collateral in as good condition and repair as the same now is, ordinary wear and tear excepted.

          (e) Debtor shall promptly either (A) pay all amounts owed by Debtor to any maintenance provider with respect to maintenance relating to any of the Engines and if any such amount due to any such maintenance provider from Debtor is not paid in full by Debtor within thirty (30) days of receipt of an invoice or any other notice from any maintenance provider of payment being due by Debtor for such maintenance, an Event of Default shall have occurred and interest on all outstanding amounts due under the Note shall accrue at the Overdue Rate or
(B) enter into a financing agreement providing for the financing by the relevant maintenance provider of such maintenance work and provide to Secured Party, within three (3) Business Days of entering into such financing agreement, a certificate of Debtor containing the representation described in Article 5(a)(ii) and a letter from the applicable maintenance provider containing the representation described in Article 5(b)(ii), and, if Debtor fails to provide either such certificates or letters to Secured Party within such three (3) Business Day Period, an Event of Default shall have occurred and interest on all outstanding amounts due under the Note shall accrue at the Overdue Rate.

          (f) Debtor shall install and keep affixed to each Engine a placard in the following form:

          "This Engine is subject to a security interest in favor of TRANSAMERICA BUSINESS CREDIT CORPORATION, 13760 Noel Road, Suite 1100, Dallas, Texas, 75240"

(such placard to be replaced, if necessary, with a nameplate reflecting the name of any successor Secured Party).

          (g) Debtor shall keep the Collateral insured with policies of insurance of the type and in the minimum amounts stated below with insurers and under terms satisfactory to Secured Party; and, prior to the Closing Date and upon each annual anniversary thereafter so long as the Obligations remain outstanding, Debtor will furnish to Secured Party certificates of insurance (and a report of an independent insurance broker, which broker and report shall be satisfactory to Secured Party) evidencing such coverage; provided, however, that such insurance policies shall not provide any party with any recourse against Secured Party for payment of any premium or any other costs related thereto.

               (i) Comprehensive Airline Liability Insurance with an aggregate limit of not less than Seven Hundred and Fifty Million Dollars ($750,000,000), naming Secured Party, its directors, officers, agents, employees, successors and assigns as additional insureds, such insurance covering, among other things, Debtor's indemnification obligations under this Agreement.

               (ii) Aircraft hull insurance covering all risks, ground and flight, with respect to each Engine, in a minimum amount not less than the applicable Engine Original Amount (it being agreed and understood that when an Engine is on wing, such minimum amount is in addition to any insurance maintained in respect of the aircraft on which such Engine is installed and that such minimum amount is maintained for the sole benefit of Secured Party); provided, however that with respect to all Engines, such hull insurance shall be in a minimum amount of not less than one hundred five percent (105%) of the principal and interest outstanding on the Note. Such policy will include Secured Party as first loss payee to the extent that the Obligations are outstanding.

               (iii) All risk spares insurance, including in transit coverage, on the Engines covering any damage which may occur while in Debtor's care, custody, and control but not then attached to an aircraft in a minimum amount not less than the amount stated in paragraph f(ii) above. Such policy will include Secured Party as first loss payee to the extent that the Obligations are outstanding.

               (iv) All insurance coverages listed above will include war risk, hijack, and confiscation coverage in the amounts listed therein.

               (v) All policies will provide that all insurance carriers, including the hull insurance carrier for the Engines, waive any and all rights of subrogation that such carriers may or could have against Secured Party, its directors, officers, agents, and employees by virtue of such insurance contracts.

               (vi) The hull insurance deductible shall not exceed $500,000 when an Engine is on wing and $10,000 when an Engine is off wing. Any permitted deductibles in the insurance coverage described in this Article 7(f) are the sole responsibility of Debtor and will be paid to Secured Party by Debtor in the event of a loss or claim as Secured Party's interests may appear.

               (vii) All of the policies of insurance required of Debtor will include breach of warranty protection in favor of Secured Party.

               (viii) All policies required of Debtor will provide that such insurance will be primary insurance and that any other insurance of Secured Party is secondary or excess insurance.

               (ix) All policies will provide that Secured Party will be given thirty (30) days' prior written notice by the insurers of policy cancellation or material change thereof except for coverages in Article 7(f)(iv) which will require seven (7) days prior written notice.

               (x) All losses will be adjusted with Secured Party and Debtor.

               (xi) All hull insurance policies will contain a fifty-fifty (50/50) clause.

          (h) Debtor shall not transfer, lease, sell, assign, pledge or otherwise transfer possession of the Collateral or any part thereof without the prior written consent of Secured Party.

          (i) Debtor shall not maintain, use, service, repair, overhaul or operate the Collateral or any aircraft on which the Collateral is installed in violation of any law, regulation, or ordinance of any governmental authority or in violation of any airworthiness certification, or policy of insurance affecting the maintenance or use of such Collateral or such aircraft.

          (j) Debtor shall maintain, service, repair and overhaul the Engines so as to keep the Engines in as good operating condition as when originally subjected to the Lien hereof and in such manner as may be necessary to enable the applicable airworthiness certification for the Engines to be maintained in good standing at all times under the Federal Aviation Act, and in substantially the same manner as Debtor maintains, services, repairs and overhauls similar engines operated by Debtor in similar circumstances and without in any way discriminating against the Engines.

          (k) Debtor shall maintain (in English) all records, logs, and other materials required by the FAA to be maintained in respect of the Engines.

          (l) Debtor shall perform or cause to be performed all FAA airworthiness directives or any other mandatory or recommended regulation, directive or instruction (including manufacturer's changes, notices and/service bulletins) issued by the manufacturer, the FAA or any other governmental agency or authority asserting jurisdiction over the Engines or their use, operation or maintenance which may from time to time be issued affecting engines of the same type as the Engines (collectively, "Airworthiness Directives").

          (m) Debtor shall at all times (i) preserve and maintain in full force and effect its existence as a Delaware corporation under the laws of the State of Delaware and its qualification to do business in each jurisdiction in which the conduct of its business requires such qualification, (ii) obtain and maintain in full force and effect all consents, approvals, licenses and franchises required at any time in connection with the registration, ownership or operation of the Engines and its other properties and businesses and (iii) be a "citizen of the United States" as defined in Section 40102(a)(15) of the Federal Aviation Act holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Section 44705 of the Federal Aviation Act, for aircraft capable of carrying then or more individuals or 6,000 pounds or more of cargo.

          (n) Debtor shall promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, with replacement Parts owned by Debtor free and clear of all Liens in as good an operating condition as and having a value and utility substantially equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from any Engine shall remain the property of Debtor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above.

          (o) Debtor shall make such alterations and modifications in and additions to the Engines as may be required to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other governmental body asserting jurisdiction over the Engines.

          (p) Debtor shall not, without the prior written consent of Secured Party, submit any or all of the Engines for servicing or maintenance under any engine servicing agreement applicable to such Engine or Engines (it being understood and agreed that Secured Party consents to the maintenance being performed (or proposed to be performed) by Greenwich Air Services with respect to Engines bearing manufacturer's serial numbers 662323, 686106; GE Aircraft Engine Services with respect to Engine bearing manufacturer's serial number 662338; and SIA Engineering Company with respect to Engine bearing manufacturer's serial number 702083, as of the Closing Date; provided, however, that no Lien shall attach to any Engine in connection with any such maintenance).

          (q) Debtor shall maintain at all times the lien of and first priority perfected security interest in the Collateral created by this Agreement.

          (r) Debtor shall cause any lessor or secured party of any airframe leased to Debtor or purchased by Debtor subject to a conditional sale or other security agreement or any mortgagee of or any other holder of a security interest in an airframe owned by Debtor, to expressly agree in writing (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Secured

Party, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

          (s)  Debtor shall furnish to Secured Party:

               (i) As soon as practicable after the end of the first, second and third quarterly fiscal periods in each fiscal year of Debtor, and in any event within 60 days thereafter, duplicate copies of:

               (x) a balance sheet of Debtor as at the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

               (y) statements of income and retained earnings of Debtor for such quarterly period, and

               (z) statements of cash flow of Debtor for the portion of the fiscal year ending with said quarter;

     in each case prepared in accordance with generally accepted accounting principles in the United States of America in effect from time to time and consistently applied ("GAAP") and certified by the Chief Financial Officer of Debtor as having been prepared in accordance with GAAP; and

               (ii) As soon as practicable after the end of each fiscal year of Debtor, and in any event within 90 days thereafter, duplicate copies of:

                    (x) a balance sheet of Debtor as at the end of such year,

                    (y) statements of income and retained earnings of Debtor for such year, and

                    (z) statements of cash flow of Debtor as at the end of such year,

     in each case prepared in accordance with generally accepted accounting principles in the United States of America in effect from time to time and consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an unqualified auditor's report of a firm of independent certified public accountants of recognized national standing satisfactory to the Secured Party stating that such balance sheet and combined and combining statements have been prepared in accordance with GAAP;

               (iii) Concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, Debtor will deliver to Secured Party a certificate of Debtor, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Debtor to the effect that the signer is familiar with or has reviewed the relevant terms of each of the Documents and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default;

               (iv) Debtor shall, upon request from Secured Party, promptly provide Secured Party with any additional information Secured Party may deem necessary or appropriate to protect its interest in the Engines, the Documents or any other portion of the Collateral.

          (t) Debtor shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any person unless:

               (i) the corporation formed by such consolidation or into which Debtor is merged or the person which acquires by conveyance, transfer or lease all or substantially all of the assets of Debtor as an entirety (the "Successor") shall be an "air carrier" and a "citizen of the United States", as such terms are defined in Section 40102(a) of the Federal Aviation Act, operating under certificates issued under Sections 41102 and 44705 of the Federal Aviation Act and shall have a tangible net worth not less than the tangible net worth of Debtor immediately prior to such merger, conveyance, transfer or lease;

               (ii) Successor shall execute and deliver to Secured Party a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to Debtor containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Documents to be performed or observed by Debtor;

               (iii) immediately after giving effect to such transaction and as a result of giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (iv) Debtor shall have delivered to Secured Party a certificate signed by the President or any Vice President of Debtor, and an opinion of counsel satisfactory to Secured Party, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Article 7(s) and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Debtor in accordance with this Article 7(s), the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall have every obligation to the same extent as, Debtor under this Agreement with the same effect as if such Successor had been named as Debtor herein. No such conveyance, transfer or lease of all or substantially all of the assets of Debtor as an entirety shall have the effect of releasing Debtor or any Successor which shall theretofore have become such in the manner prescribed in this Article 7(s) from its liability in respect of any Document to which it is a party.

          (u)  Debtor shall furnish to Secured Party:

               (i) Within 15 days after the end of each month and with respect to each Engine, (A) if requested by Secured Party, a report containing the information and certification described in Article 4(r) hereof, and (B) a maintenance status report identifying engine time and cycles since new, since overhaul, since hot section, and since gear box inspection (if required), a list of major components removed for repair/overhaul during the previous month; the location of Engines and a list of major repairs or modifications performed during the previous month (reports under this paragraph will be based on information and reports ordinarily compiled by and reasonably available to Debtor).

               (ii) If requested by Secured Party, within 15 days after the end of each calendar month and with respect to each Engine, a maintenance status report identifying current status of all major time controlled or life components relative to Debtor's approved maintenance program and schedule, including engine/turbine wheel and discs, cooling/air cycle machines; current status and frequency of maintenance inspections as per Debtor's approved maintenance program; a listing of Manufacturer's Service Bulletins that have been embodied during the previous quarter; a listing of the Airworthiness Directives that have been embodied or complied with during the previous month, annotated by method of compliance (reports under this paragraph will be based on information and reports ordinarily complied by and reasonably available to Debtor).

     8.   US Government Indemnification.  Secured Party agrees to accept
          -----------------------------
indemnification by the United States Government in lieu of the insurance required pursuant to Article 7(f) so long as the Obligations are outstanding, if Debtor is unable to provide the insurance required pursuant to Article 7(f); provided, however, that such indemnification shall provide substantially the same coverage as the insurance required pursuant to Article 7(f) shall not be an Event of Default hereunder so long as such indemnification is in effect.

     9.   Further Agreements of Debtor.  Debtor further agrees as follows:
          ----------------------------

          (a) to defend at Debtor's own cost any action, proceeding, or claim affecting the Collateral;

          (b) to pay reasonable attorneys' fees and other expenses incurred by Secured Party in enforcing its rights (including collection rights) under this Agreement, the Note and the other Documents;

          (c) to reimburse Secured Party for all expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the preparation, negotiation, review, and recordation of this Agreement and other Documents, filing financing statements, and searches of any appropriate records including the FAA records;

          (d) to pay when due all taxes, assessments, license fees, and other public or private charges when levied or assessed against the Collateral, and the security interest of Secured Party in the Collateral, so that the lien of and first priority perfected security interest created by this Agreement in the Collateral shall at all times be wholly preserved at the cost of Debtor and without expense to Secured Party;

          (e) that the Collateral will be used at all times in accordance with the laws, rules, regulations, and ordinances of the Unites States, the several states and municipalities thereof, and any other foreign jurisdictions in which the Collateral may be used;

          (f) that under no circumstances will the Collateral be operated at any time when the full amount of insurance required under Article 7(f) is not in effect, or in any area excluded from coverage of any insurance in effect, or in violation of any term of any policy of insurance in effect;

          (g) that Debtor shall not change its corporate name or the location of its chief executive office without providing at least thirty (30) Business Days' prior written notice thereof to Secured Party;

          (h) that Debtor shall notify Secured Party within four (4) days after each and every occasion the domicile location of the Collateral (or any portion thereof) has changed and advise Secured Party of such new domicile location (for the purposes hereof, domicile location of the Collateral means the location where the Collateral is based);

          (i) that Debtor shall promptly give Secured Party notice of any Event of Default, as hereinafter defined, or any event which, after notice or lapse of time or both, would cause an Event of Default; and

          (j) at all reasonable times, and upon at least five (5) days' prior written notice to Debtor (except during the continuance of a Default or Event of Default when the inspections do not have to be at reasonable times and do not require prior written notice), Secured Party may inspect the Collateral and inspect and make copies (at Secured Party's expense) of the books and records of Debtor relating to maintenance of the Collateral; provided, however, that any such inspection shall be limited to a visual, walk around inspection and shall not include opening any panels or the like (e.g. borescope) without the express consent of Debtor, which consent shall not be unreasonably withheld. Debtor will give Secured Party not less than fifteen (15) days' notice of any scheduled Engine removals. The Secured Party shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

     10.  Event of Loss.  Upon the occurrence of an Event of Loss with respect
          -------------
to any Engine, Debtor shall (a) forthwith (and in any event, within ten (10) days after such occurrence) give the Secured Party written notice of such Event of Loss and (b) not later than the earlier of (x) the Business Day next succeeding the 60th day following the occurrence of such Event of Loss, to the extent not previously paid to Secured Party as insurance proceeds, and (y) two
(2) Business Days following receipt by Debtor of insurance/requisition proceeds, pay or cause to be paid to Secured Party (i) a portion of the outstanding Principal Amount of the Note equal to the Engine Original Amount with respect to the Engine that suffered the Event of Loss; (ii) that portion of accrued and unpaid interest with respect to the Principal Amount of the Note to be repaid as of the Loss Payment Date; (iii) the Event of Loss Prepayment Fee with respect to the Principal Amount of the Note to be prepaid; and (iv) all other Obligations due and owing hereunder and under the other Documents with respect to (A) such Engine and (B) the Principal Amount of the Note to be prepaid. At such time as Secured Party shall have received the amount specified in the immediately preceding sentence, together with all other amounts that then may be due hereunder and under the other Documents (y) this Agreement shall terminate solely with respect to the Engine which was subject to such Event of Loss and
(z) Debtor will be subrogated to all claims of Secured Party, if any, against third parties to the extent the same relate to physical damage to or loss of such Engine.

     11.  Events of Default.  The occurrence of any of the following events of
          -----------------
default (each, an "Event of Default"), including but not limited to the Events of Default set forth in clause (a) below, shall permit Secured Party to declare the principal of, and accrued interest (if any) and Prepayment Fee (if any) on the Note to be immediately due and payable in full, whereupon the same shall immediately become due and payable in full without presentment, demand, protest, or other notice of any kind (including without limitation notice of intention to accelerate or notice of acceleration) all of which are hereby waived by Debtor; provided, however, that if any of the Events of Default set forth in clauses
(a), (f) or (g) below shall occur, then the principal of and accrued interest (if any) and Prepayment Fee (if any) on the Note shall automatically, without any action of Secured Party, become immediately due and payable in full, without presentment, demand, protest or other notice of any kind (including without limitation, notice of intention to accelerate or notice of acceleration) all of which are hereby waived by Debtor:

          (a) Debtor fails to pay when due, whether at maturity, by acceleration or otherwise, and payment of principal or interest (if any) and Prepayment Fee (if any) on the Note or any other amount due hereunder or under any other Document;

          (b) Debtor fails to observe or perform any agreement or covenant contained in Article 7(b), 7(f), 9(d) or 9(f) above;

          (c) Debtor fails to observe to perform any agreement or covenant contained in this Agreement or the Note or any other Document (other than an agreement or covenant contained in the provisions referred to in Article 11(b) above) and such failure continues for ten (10) days after written notice thereof to Debtor from Secured Party;

          (d) Any statement, representation, warranty, or certificate made or furnished by Debtor to Secured Party in connection with this Agreement, the Note or any other Document, or as inducement to Secured Party to enter into this Agreement or any other Document or to accept the Note, shall have been false, incorrect, or incomplete in any material respect when made, or shall have contained a misstatement, or shall have omitted to state a fact necessary to make such statement, representation, warranty, or certificate not misleading, which falsehood, misstatement or omission shall remain at the time in question;

          (e) A default occurs under any material agreement to which Debtor is a party with a third party (or parties) resulting in a right of such third party (or parties) to declare any indebtedness thereunder due and payable before its stated maturity, whether or not acceleration occurs;

          (f) Debtor (i) becomes generally unable or admits in writing its inability to pay its debts as they become due, (ii) makes an assignment for the benefit of creditors, (iii) is adjudicated insolvent or bankrupt, (iv) files a petition in bankruptcy, (v) petitions or applies for the appointment or any taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (vi) commences any case, proceeding or other action relating to Debtor under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or state of any jurisdiction (domestic or foreign), whether now or hereafter in effect;

          (g) There is commenced against Debtor any proceedings described in
Article 11(f)(iv), (v) or (vi) above, and Debtor acquiesces or consents thereto or such proceedings remain undismissed for a period of sixty (60) days;

          (h) Debtor suffers a final judgment for payment of money aggregating in excess of $250,000 and does not discharge the same within a period of thirty
(30) days, unless execution of such judgment has been effectively stayed or fully bonded;

          (i) Secured Party shall not have a first priority perfected security interest in the Collateral; or

          (j) Debtor shall default under any other agreement between Debtor and Secured Party, including without limitation, any Other Security Agreements.

     12.  Remedies.
          --------

          (a) After the occurrence of an Event of Default, Secured Party shall have all of the rights and remedies available to a secured party under the Uniform Commercial Code of any applicable jurisdiction, and all rights and remedies available to it under any other law or otherwise available to it, including, without limitation, the right to: (i) without notice, demand or legal process enter upon any premises of Debtor and take possession of all or any part of the Collateral, (ii) require Debtor to assemble, at Debtor's expense, the Collateral at any place designated by Secured Party and to make the same available to Secured Party for repossession or otherwise, and (iii) without demand of performance and, to the extent permitted by applicable law, without notice of instruction to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Debtor, all of which are hereby expressly waived, sell, lease, assign, transfer, and deliver all or any part of the Collateral at public or private sale for cash, upon credit or for other property, for immediate or future delivery, for such price or prices and on such terms as Secured Party in its sole discretion shall deem appropriate. Upon consummation of any such sale, Secured Party shall have the right to assign, transfer, and deliver the applicable Collateral to the purchaser thereof. Such purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of Debtor, and Debtor does hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which Debtor now has or may at any time in the future have under any rule of law, statute, or otherwise now existing or hereafter enacted;

          (b) Any notice required to be given by Secured Party or other disposition or other intended action by Secured Party with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to Debtor at the address specified in Article 18 hereof, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to Debtor of any such action. Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given;

          (c) Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again by Secured Party;

          (d) At any sale made pursuant to this Article 11, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay and appraisal of the part of Debtor (all said rights being hereby waived and released to the extent permitted by law), any portion of or all the Collateral offered for sale and may make payment on account thereof by using any of the obligations, or any portion thereof, then due and payable to Secured Party from Debtor as a credit against the purchase price;

          (e) As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by suit or suits at law or in equity to foreclose the security interest created under this Agreement or otherwise enforce its rights with respect to the Collateral, and sell the Collateral pursuant to judgment or decree of any court having competent jurisdiction; and

          (f) Each and every right, power and remedy given to the Secured Party specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Debtor or to be an acquiescence therein.

     13.  Payment.  Upon satisfaction in full of the Obligations, Secured Party
          -------
will, at the Debtor's sole cost and expense, take such steps as are necessary to release the Collateral. Upon payment in full of the Obligations, the security interests granted hereby shall cease and become null and void.

     14.  Section 1110.  It is the intention of the parties hereto that Secured
          ------------
Party shall be entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the right to repossess the Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. Debtor further agrees that neither it nor any successor will take a contrary position in any bankruptcy proceedings, nor will it take any action to interfere with Secured Party's rights under such Section 1110.

     15.  Indemnification, Release and Waiver.
          ------------------------------------

          (a) Debtor hereby releases, and agrees to indemnify, defend and hold harmless, on an after-tax basis, Secured Party and its assignee, if any, their directors, officers, employees and agents ("Indemnitee(s)") from and against any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments of any kind whatsoever (including reasonable attorneys' fees, costs and expenses in connection therewith or incident thereto), in any way relating to or arising out of or which would not have occurred but for (i) this Agreement, the other Documents or any documents contemplated hereby or thereby or any amendments, supplements or modifications hereto or thereto (including any misrepresentations or breach of warranty of Debtor contained herein or therein and the breach by Debtor of any covenant or agreement contained herein or therein) or the enforcement of any of the terms of any thereof; (ii) the manufacture, purchase or acceptance of any Engine; (iii) any Engine whether or not arising out of the finance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, replacement, repair, substitution, sale, return, transfer of title or other disposition, registration, re-registration or airworthiness of any Engine, including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; (iv) any payment or prepayment of the principal of, and interest on, or Prepayment Fee, if any, on the Note or any other amounts payable hereunder or under the other Documents; (v) the offer, sale or delivery of the Note (the indemnity in this clause (v) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); or (vi) deaths of or injuries to any persons whomsoever, and for the loss of, damage to, delay in delivery of or destruction of any property whatsoever (including without any limitation the Collateral, and any property installed on or contained in the Collateral), in any manner arising out of or in any way connected with the Collateral sold hereunder or the use of any such Collateral by Debtor, or by Debtor's assignees, or by any third party with Debtor's consent, regardless of the negligence, active or passive, of any Indemnitee, except to the extent caused by the willful or wanton misconduct of any Indemnitee. Debtor will, at the request of Secured Party, negotiate any claim or defend any action or suit brought against Secured Party, based upon any matters for which Debtor has indemnified any Indemnitee as hereinabove provided.

          (b) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY REASON FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUCH AS LOST REVENUES, LOST PROFITS, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE.

          (c) It is intended that Debtor shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural, in connection with the use, operation, maintenance, repair, replacement of Parts, taxes and required alterations and modifications of, on or in respect of the Engines by Debtor, including the costs and expenses particularly set forth in this Agreement and the other Documents. The principal amount of, all interest on and Prepayment Fee, if any, with respect to the Note and all other amounts which Debtor is obligated to pay shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense or any other right which Debtor may have against Secured Party for any reason whatsoever.

          (d) Except as otherwise expressly provided, this Agreement shall not terminate, nor shall Debtor have any right to terminate this Agreement or the other Documents or be entitled to abatement, suspension, deferment or reduction of the principal amount of, any interest on, or

Prepayment Fee, if any, or other amount which Debtor is obligated to pay hereunder or thereunder, nor shall the obligations hereunder of Debtor be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of any Engine or Part from whatever cause, (B) the loss, theft or inaccessibility of any portion of any Engine or Part, (C) the taking of any Engine or Part or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of Debtor's use of all or any part of any Engine or Part, or the interference with such use by any person, (E) the inadequacy or incorrectness of the description of any portion of any Engine or Part, (F) Debtor's ownership of all or any part of any Engine or Part, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use or any purpose of any Engine or Part or any portion thereof, (H) any defect in the title to, or registration of or the existence of any Liens or rights of others whatsoever with respect to, any Engine or Part or any portion thereof, (I) any insolvency, bankruptcy, reorganization or similar proceedings by or against Debtor or any other person, (J) any breach, default or misrepresentation by the Secured Party under this Agreement or any other Document or any of the documents referred to herein or therein, (K) any invalidity or unenforceability, in whole or in part, of this Agreement or any other Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Agreement or any other Document or any such documents to enter into the same or any termination of this Agreement by operation of law, or (L) any other circumstance, happening or act whatsoever, whether or not foreseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of Debtor shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Agreement.

          Except as expressly provided herein, Debtor waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Agreement or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the outstanding principal amount of the Note, accrued and unpaid interest thereon, or Prepayment Fee, if any.

     16.  Other Documents and Further Assurances.
          --------------------------------------

          (a) Secured Party shall be entitled at any time to file a financing statement or the Agreement or a facsimile or other reproduction of the Agreement as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of the Agreement. Debtor will execute, at the closing, a UCC-1 form applicable to the transaction. Debtor will reimburse Secured Party for all documentary stamp taxes, filing fees, and recording fees associated with the perfection of Secured Party's security interest in the Collateral.

          (b) Debtor shall, from time to time, do and perform such other and further acts and execute and delivery such other instruments as may be required by law or reasonably requested by Secured Party, including a UCC-1 financing statement, to establish, maintain or protect Secured Party's rights and remedies or to carry out and effect the intent and purpose of this Agreement.

          (c) Debtor agrees that it will execute and deliver all amendments or supplements to this Agreement and the Other Security Agreements in order to effectuate the intent of the parties hereto to cross-collateralize this Agreement and the Other Security Agreements.

          (d) Secured Party may carry for its own account at its sole cost and expense insurance with respect to its interest in the Engines.

     17.  Governing Law.  THE TERMS AND PROVISIONS OF THIS AGREEMENT WILL BE
          -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     THIS AGREEMENT HAS BEEN DELIVERED IN CHICAGO, ILLINOIS. EACH OF DEBTOR AND SECURED PARTY HEREBY (I) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR THE OTHER DOCUMENTS; (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR THE OTHER DOCUMENTS; (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF SUCH PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS.

     18.  Notices.  Notices under the terms of this Agreement will be in writing
          -------
and sent by prepaid certified mail, return receipt requested, or by telegram, telex, or facsimile to the following:

To Secured Party:   TRANSAMERICA BUSINESS CREDIT CORPORATION
                    Equipment Finance and Lease Division
                    13760 Noel Road, Suite 1100
                    Dallas, TX 75240
                    Attn: IFG Region Manager and Legal Department
                    Fax: (972) 458-5959

With a copy to:     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                    222 North LaSalle Street
                    Chicago, Illinois 60601
                    Attn:  Patricia J. Moore, Esq.
                    Fax:  (312) 609-5005

To Debtor:          TOWER AIR, INC.
                    Hangar #17
                    JFK International Airport
                    Jamaica, NY  11430
                    Attn:  Ramesh Punwani, Vice President, Finance
                    Facsimile:  718-553-4387

(or such other address as either party shall inform the other party). Notices will be effective on the first Business Day following receipt thereof. Notices sent by certified mail will be deemed received on the date of delivery as indicated on the return receipt; notices sent by telegram, telex or facsimile will be deemed received on the date transmitted.

     19.  Waiver.  No waiver by either party of any default or breach by the
          ------
other party of any provision of this Agreement will operate as or be deemed a waiver of any subsequent default or breach.

     20.  Assignment.  Debtor shall  not assign this Agreement, in whole or in
          ----------
part, to anyone for any purpose. Secured Party, without the consent of Debtor, may from time to time assign all or any portion of its right, title and interest in and to this Agreement, including but not limited to the Note, or grant an interest in or assign all or any portion or portions of its security interest in this Agreement and the Collateral, in whole or part, to various assignees, their agents or trustees (each and any one hereinafter referred to as an "Assignee"). Any such Assignee shall have all of the assigned rights of Secured Party under this Agreement. Any assignment of any of Secured Party's right, title or interest in this Agreement or the Collateral shall be effective without notice to or consent of Debtor. DEBTOR AGREES THAT, UPON NOTICE OF ASSIGNMENT AND IF SO INSTRUCTED, IT SHALL PAY DIRECTLY TO THE ASSIGNEE OR ITS TRUSTEE OR AGENT, WITHOUT ABATEMENT, DEDUCTION OR SET-OFF, ALL AMOUNTS WHICH BECOME DUE HEREUNDER. DEBTOR FURTHER AGREES THAT IT SHALL NOT ASSERT AGAINST ANY ASSIGNEE, TRUSTEE OR AGENT ANY DEFENSE, CLAIM,

COUNTERCLAIM OR SET-OFF ON ACCOUNT OF ANY REASON WHATSOEVER WITH RESPECT TO ANY PAYMENTS OR OTHER AMOUNTS DUE HEREUNDER OR WITH RESPECT TO ANY ACTION BROUGHT TO OBTAIN POSSESSION OF THE ENGINE PURSUANT TO THIS AGREEMENT.

     21.  Counterparts.  This Agreement may be executed in any number of
          ------------
separate counterparts, each of which will be deemed to be an original but which together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

     22.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     23.  Amendments.  This Agreement may be changed, modified or amended from
          ----------
time to time only by express written agreement of the parties executed by their authorized representatives.

     24.  Entire Agreement.  This Agreement constitutes the entire agreement and
          ----------------
understanding of the parties hereto with respect to the transactions contemplated hereby, supersedes any and all prior agreements and understandings related to the subject matter hereof, and may not be modified or amended except in writing signed by all of the parties hereto. The attachments hereto form an integral part of this Agreement. If there is any actual or apparent conflict between the term of any attachments hereto and the body of this Agreement, the provisions of the attachment shall apply.

     25.  Headings.  The headings contained in this Agreement are inserted for
          --------
convenience of reference only and will not affect the meaning or interpretation of this Agreement.

     26.  Payment of Expenses and Taxes.  Regardless of whether or not the
          -----------------------------
transactions contemplated hereby are consummated, Debtor agrees (a) to pay or reimburse the Secured Party for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the Note and the other Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of special counsel to the Secured Party, of FAA counsel and of the appraiser who prepared the appraisal referred to in Sections 4(t) and 5(h), (b) to pay or reimburse the Secured Party for all of its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Note, and the other Documents, including without limitation, the reasonable fees and disbursements of their respective counsel, (c) to pay or reimburse the Secured Party for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Documents and any such other documents, including, without limitation, reasonable fees and disbursements of their respective counsel, and (d) to pay, indemnify, and hold the Secured Party harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Documents and any such other documents. The agreements in this Section 26 shall survive repayment of the Note and all other amounts payable hereunder.

                                     * * *

     IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Security Agreement as of the day and year first above written.

                                       TOWER AIR, INC.,
                                            Debtor


                                       By: /s/ R. K. Qunuani
                                          ---------------------------
                                       Its: V.P. - Finance
                                           --------------------------


                                       TRANSAMERICA BUSINESS CREDIT
                                       CORPORATION,
                                            Secured Party


                                       By: /s/ Dave B. Fate
                                          ---------------------------
                                       Its:  Senior Vice President
                                           --------------------------

                                                                    ATTACHMENT 1
                                                   TO SECURITY AGREEMENT BETWEEN
                                    TRANSAMERICA BUSINESS CREDIT CORPORATION AND
                                                                 TOWER AIR, INC.



                     SECURITY AGREEMENT SUPPLEMENT NO.
                     -------------------------------------


     Security Agreement Supplement No. _____ dated __________________, between Tower Air, Inc., a Delaware corporation having its general office at Hangar 17, JFK International Airport, Jamaica, New York 11430 (the "Debtor") and Transamerica Business Credit Corporation, a Delaware corporation with offices at 13760 Noel Road, Suite 1100, Dallas, Texas 75240 (together with its successors and assigns, the "Secured Party").

     WHEREAS, the Debtor and the Secured Party, having heretofore entered into a Security Agreement dated as of January __, 1998, which security agreement is being filed concurrently herewith (the "Security Agreement" and the defined terms therein, unless otherwise noted, being hereinafter used with the same meaning). The Security Agreement provides for the execution and delivery from time to time of Security Agreement Supplements, each substantially in the form hereof, for the purpose of mortgaging and granting a security interest to the Secured Party in specific Collateral under the Security Agreement.

     The Security Agreement relates to the Collateral described below.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Debtor and the Secured Party hereby agree as follows:

     1. The Debtor does hereby grant, transfer, assign, bargain, sell, convey, mortgage, hypothecate and pledge unto the Secured Party, its successors and assigns, a valid and perfected first priority security interest in and lien on all right, title and interest of Debtor in and to the Collateral (as defined below) under the Security Agreement and the Secured Party does hereby accept such security interest under the Security Agreement in the following Engines:

               (a) Three (3) Pratt & Whitney Model JT9D-7J engines, bearing manufacturer's serial numbers 662323, 662751 and 686106;

               (b) Eight (8) Pratt & Whitney model JT9D-7A engines, bearing manufacturer's serial numbers 662993, 662550, 662338, 662838, 662270,
          662498, 662420, 662749;

               (c) One (1) Pratt & Whitney Model JT9D-7Q engine, bearing manufacturer's serial number 702083.

          (together with all Parts of whatever nature which are from time to time incorporated or installed in or attached to the Engines), (including any QEC related thereto, whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines)

          (each of which engines described in subparagraphs (a), (b) and (c) above has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     2. The Debtor hereby represents and warrants that it is an air carrier as defined in Section 40102(a) of Title 49 of the US Code.

     3. All of the terms and provisions of the Security Agreement are hereby incorporated by reference in this Security Agreement Supplement to the same extent as if fully set forth herein.

                                     * * *

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement Supplement to be duly executed as of the day and year first above written.

                                        TOWER AIR INC.,
                                            Debtor



                                        By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION,
                                            Secured Party



                                        By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------

                                                                    ATTACHMENT 2
                                                   TO SECURITY AGREEMENT BETWEEN
                                    TRANSAMERICA BUSINESS CREDIT CORPORATION AND
                                                                 TOWER AIR, INC.


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS NOTE IS SENIOR IN ALL RESPECTS TO THE NOTE ISSUED UNDER THE JUNIOR SECURITY AGREEMENT BETWEEN DEBTOR AND SECURED PARTY.

                                     Note
                                     ----


$ _______________                         _________________________(City, State)

                                                           Date: January 9, 1998


          FOR VALUE RECEIVED, the undersigned, Tower Air, Inc. (the "Debtor"), hereby promises to pay to the order of Transamerica Business Credit Corporation (together with its successors and assigns "Secured Party"), at its office at 13760 Noel Road, Suite 1100, Dallas, Texas 75240, or at such other place as the holder of this Note shall specify in immediately available funds, the principal sum of _________________________ ($___________), plus interest at a rate with respect to each Interest Period equal to the lesser of (a) as of any date of determination, the highest published prime rate which appears in the Money Rates section of The Wall Street Journal on the applicable Drawdown Date (with respect
           -----------------------
to the first Interest Period) and three Business Days prior to each Payment Date (with respect to each subsequent Interest Period) (the "Prime Rate") plus __________________ and (b) the maximum rate allowed under applicable law (the "Interest Rate"). This Note is referred to in, and was executed and delivered pursuant to that certain Security Agreement dated as of January 9, 1998 between Debtor and Secured Party (the "Security Agreement"), to which reference is hereby made. The holder of this Note is entitled to the benefits of the Security Agreement. Capitalized terms used herein without definition shall have the meanings attributed thereto in the Security Agreement.

          The principal indebtedness evidenced hereby shall be due and payable in consecutive monthly principal installments commencing February 1, 1998 and the 1st day of each month thereafter through (and including) January 1, 2000 (each a "Payment Date").

Accrued and unpaid interest shall be due and payable on each Payment Date. Any principal or interest, Prepayment Fee or other amount of this Note or any other amount due under the Security Agreement or any other Document from Debtor to Secured Party which is not paid when due (whether at maturity, by acceleration or otherwise), shall bear interest at the Overdue Rate.

          Notwithstanding the foregoing, the final payment made on this Note hall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Note and the other Documents. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Note becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day and, if such payment is made on the next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension; provided, however, that any such "extension day" shall be included in the interest calculation in connection with the next payment under this Note.

          In no event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the lawful limit and, if any amount in excess of such limit shall have been paid, then such amount shall be applied to the unpaid principal amount of this Note or be refunded so that under no circumstances shall the interest required to be paid by Debtor hereunder exceed the maximum amount allowed by applicable law.

          The Debtor may prepay this Note, in whole or in part, but only on the terms specified in the Security Agreement and upon payment of the Prepayment Fee referred to therein.

          Upon and after the occurrence of an Event of Default (as defined in Article 11 of the Security Agreement) the entire unpaid principal amount of this Note, together with accrued and unpaid interest hereon and the Prepayment Fee shall immediately and automatically, without notice of any kind (including notice of intention to accelerate or notice of acceleration), be due and payable.

          Payments received by Secured Party from the Debtor on this Note shall be applied first to the payment of any and all collection costs and only thereafter to the payment of outstanding interest and Prepayment Fee and then the principal balance.

          Presentment, protest, and notice of nonpayment and protest are hereby waived by the Debtor.

          This Note shall be interpreted and the rights and the liabilities of the parties hereto determined in accordance with the laws of the State of Illinois. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                     * * *

          The provisions of this Note shall be binding upon Debtor and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.

                                        TOWER AIR, INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    ANNEX A
                                    TO NOTE
                                    -------



                    [THIS ATTACHMENT IS INTENTIONALLY BLANK
                          FOR FAA RECORDING PURPOSES]

                                                                    ATTACHMENT 3
                                                   TO SECURITY AGREEMENT BETWEEN
                                                    TRANSAMERICA BUSINESS CREDIT
                                                 CORPORATION AND TOWER AIR, INC.

                            CERTAIN ECONOMIC TERMS
                            ----------------------


Engine Original Amount:       means, originally, $3,500,000 with respect to that
                              certain Pratt & Whitney model JT9D-7J Engine with serial number 662323; $2,750,000 with respect to that certain Pratt & Whitney model JT9D-7J Engine with serial number 662751; $3,500,000, with respect to that certain Pratt & Whitney model
                              JT9D-7J Engine with serial number 686106;
                              $1,250,000 with respect to that certain Pratt &
                              Whitney model JT9D-7A Engine with serial number
                              662993; $1,450,000 with respect to that certain
                              Pratt & Whitney model JT9D-7A Engine with serial number 662270;$1,850,000 with respect to that certain Pratt & Whitney model JT9D-7A Engine with serial number 662498; $1,750,000 with respect to that certain Pratt & Whitney model JT9D-7A Engine with serial number 662420; $1,450,000 with respect to that certain Pratt & Whitney model JT9D-7A with serial number 662749; $1,250,000 with respect to that certain Pratt & Whitney model JT9D-7A Engine with serial number 662550; $1,250,000 with respect to that certain Pratt & Whitney model JT9D-7A
                              Engine with serial number 662338; $1,250,000 with respect to that certain Pratt & Whitney model
                              JT9D-7A Engine with serial number 662838; and $2,800,000 with respect to that certain Pratt &
                              Whitney model JT9D-7Q Engine with serial number
                              702083.

Event of Loss Prepayment Fee  with respect to any prepayment of a portion of the
                              Note due solely to an Event of Loss with respect to an Engine, 0.5% of the portion of the Principal Amount of the Note to be prepaid

Interest Rate:                has the meaning specified in Article 2(d) hereof

Loan Fee:                     $150,000

Overdue Rate:                 a rate per annum equal to the Interest Rate plus
                              7.0% (calculated on the basis of a 360-day year comprised of twelve thirty-day months)

Maturity Date                 January 1, 2000

Margin: two point seven five percent (2.75%) per annum (calculated on the basis of a 360-day year comprised of twelve 30-day months)

Maximum Aggregate
Original Amount:              $15,000,000

Maximum Original Amount:      amounts to be advanced under the Loan, except for
                              the Aggregate Original Amount, on the Drawdown
                              Dates with respect to the Engines bearing manufacturer's serial numbers 702083, 662323 and 686106; provided that such amounts will in no event exceed $800,000 advanced for 702083;
                              $488,000 for 662323; and $560,000 for 686106 and
                              provided that in no case shall the amounts advanced on any Engine together with any amounts previously advanced (including the Aggregate
                              Original Amount) exceed the Maximum Aggregate
                              Original Amount.

Payment Dates                 February 1, 1998 and the 1st day of each month
                              thereafter through (and including) the Maturity
                              Date

Prepayment Fee:               an amount equal to (i) 2% of the then outstanding
                              Principal Amount of the Note to be prepaid if such prepayment occurs on or prior to the first anniversary of the Closing Date or (ii) 1% of the then outstanding Principal Amount of the Note if such prepayment occurs at any time thereafter.

                                                                    ATTACHMENT 3
                                                   TO SECURITY AGREEMENT BETWEEN
                                    TRANSAMERICA BUSINESS CREDIT CORPORATION AND
                                                                 TOWER AIR, INC.


                            CERTAIN ECONOMIC TERMS
                            ----------------------

      [THIS ATTACHMENT IS INTENTIONALLY BLANK FOR FAA RECORDING PURPOSES]